GUARANTY

         The undersigned hereby irrevocably and unconditionally guarantees the payment and collection of the obligations of Einstein Computer Corporation, (the "Company") a Florida corporation, with offices located at 1601 N. Harrison Parkway, BuildingA, Suite 200, Sunrise, FL 33323, and wholly-owned subsidiary of Legal Club of America Corp. a Colorado corporation with offices at the same address, to Gateway Companies, Inc., ("Gateway") a Delaware corporation under that certain Gateway Authorized Reseller Agreement dated September 23rd, 2000, as the same may be modified and amended from time to time ("Agreement") and related purchase orders ("Purchase Orders") and a Note Agreement and Security Agreement dated as of September 25th, 2000 ("Note Agreement"). This guarantee shall be effective notwithstanding any modification or amendment to the Agreement or the Note Agreement. The undersigned shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as the undersigned may require. The undersigned waives all defenses based upon suretyship or arising out of suretyship status and waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and notices of any kind whatsoever. No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty. Upon making all payments under the Agreement and the Purchase Orders and this Guaranty, the undersigned shall be subrogated to the rights of Gateway against the Company. It is not necessary for Gateway to inquire into the powers of the Company or of the officers, directors, partners, or agents acting or purporting to act on behalf of the Company. This Guaranty shall be governed by and construed according to the laws of the State of California without giving effect to any conflict of law provision thereunder, to the jurisdiction of which the parties hereto submit. This Guaranty shall benefit Gateway and its permitted assignees.

LEGAL CLUB OF AMERICA CORP.


By:      /s/ BRETT MERL
         ----------------------------
Name:    Brett Merl
Title:   Chief Executive Officer